Exhibit 99.1

Nielsen Announces Expiration and Results of Cash Tender Offer

New York, NY – October 6, 2022 – Nielsen Holdings plc (NYSE: NLSN) (“Nielsen” or the “Company”) announced today that the previously announced cash tender offers (collectively, the “Tender Offer”) and consent solicitations (collectively, the “Consent Solicitation”) of the Offerors (as defined below), to purchase any and all of The Nielsen Company (Luxembourg) S.à r.l.’s (the “Luxembourg Issuer”) outstanding 5.000% Senior Notes due 2025 (the “2025 Notes”) and Nielsen Finance LLC and Nielsen Finance Co.’s (together, the “US Issuers” and, together with the Luxembourg Issuer, the “Offerors”) outstanding 5.625% Senior Notes due 2028 (the “2028 Notes”), the US Issuers’ outstanding 4.500% Senior Notes due 2029 (the “2029 Notes”), the US Issuers’ outstanding 5.875% Senior Notes due 2030 (the “2030 Notes”) and the US Issuers’ outstanding 4.750% Senior Notes due 2031 (the “2031 Notes” and collectively with the 2025 Notes, 2028 Notes, 2029 Notes and 2030 Notes, the “Notes”), expired at 5:00 p.m., New York City time, on October 5, 2022 (the “Expiration Date”). Payment for the Notes validly tendered and accepted for purchase will be made on October 11, 2022 (the “Settlement Date”).

According to information provided by D.F. King & Co., Inc., the Information and Tender Agent for the Tender Offer and Consent Solicitation, as of the Expiration Date, the Offerors had received and accepted tenders and consents from holders of the Notes as shown in the table below. The table below also sets forth the consideration payable in connection with the Tender Offer:

Notes	CUSIP*	Tender Consideration (1)	Early Participation Premium (1)(2)(3)	Total Consideration (1)(2)(3)	Principal Amount Accepted for Purchase	Percentage of Principal Amount Outstanding Accepted for Purchase
$500,000,000 5.000% Senior Notes due 2025	65410C AC4 / L67449 AB1	$961.25	$50.00	$1,011.25	$489,131,000	97.83%
$1,000,000,000 5.625% Senior Notes due 2028	65409Q BD3 / U65393 AQ0	$961.25	$50.00	$1,011.25	$987,951,000	98.80%
$625,000,000 4.500% Senior Notes due 2029	65409Q BH4 / U65393 AS6	$961.25	$50.00	$1,011.25	$621,493,000	99.44%
$750,000,000 5.875% Senior Notes due 2030	65409Q BF8 / U65393 AR8	$961.25	$50.00	$1,011.25	$747,039,000	99.61%
$625,000,000 4.750% Senior Notes due 2031	65409Q BK7 / U65393 AT4	$961.25	$50.00	$1,011.25	$610,504,000	97.68%

(1)	For each $1,000 principal amount of Notes, excluding accrued and unpaid interest, which interest will be paid in addition to the Tender Consideration or Total Consideration, as applicable.
(2)	Payable only to Holders who validly tender (and do not validly withdraw) Notes prior to the Early Tender Date.
(3)	The Early Participation Premium is included in the Total Consideration.
*	CUSIPs are provided for the convenience of Holders. No representation is made as to the correctness or accuracy of such numbers.

Requests for documents relating to the Tender Offer and the Consent Solicitation may be directed to D.F. King & Co., Inc., the Information and Tender Agent, toll free at (888) 541-9895, toll at (212) 269-5550 (Banks and Brokers) or email at nielsen@dfking.com. BofA Securities, Inc. (“BofA Securities”) is acting as Dealer Manager for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation may be directed to BofA Securities at (980) 388-3646 (collect) or (888) 292-0070 (toll free).

This press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell, or a solicitation of consents with respect to, any security. No offer, solicitation or purchase will be made in any jurisdiction in which such an offer, solicitation or purchase would be unlawful. All capitalized terms used but not defined herein shall have the same meaning ascribed to them in the in the Offerors’ Offer to Purchase and Consent Solicitation Statement, dated August 24, 2022 (as amended or supplemented from time to time).

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction and Nielsen ONE. Factors leading thereto may include, without limitation, the risks related to Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Nielsen’s business, the failure of Nielsen’s new business strategy in accomplishing Nielsen’s objectives, economic or other conditions in the markets Nielsen is engaged in, impacts of actions and behaviors of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules and processes affecting Nielsen’s business, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement entered into pursuant to the proposed transaction (the “Agreement”), the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of Nielsen, and other specific risk factors that are outlined in Nielsen’s disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as its 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Nielsen assumes no obligation to update any written or oral forward-looking statement made by Nielsen or on its behalf as a result of new information, future events or other factors, except as required by law.

About Nielsen

Nielsen shapes the world’s media and content as a global leader in audience measurement, data and analytics. Through our understanding of people and their behaviors across all channels and platforms, we empower our clients with independent and actionable intelligence so they can connect and engage with their audiences—now and into the future.

An S&P 500 company, Nielsen (NYSE: NLSN) operates around the world in more than 55 countries. Learn more at www.nielsen.com or www.nielsen.com/investors and connect with us on Instagram, Facebook, Twitter, LinkedIn.

About Elliott and Evergreen

Elliott Investment Management L.P. manages approximately $55.7 billion of assets as of June 30, 2022. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm. Evergreen Coast Capital Corp. is Elliott’s Menlo Park affiliate, which focuses on technology investing.

About Brookfield Business Partners

Brookfield Business Partners is a global business services and industrials company focused on owning and operating high-quality businesses that provide essential products and services and benefit from a strong competitive position. Investors have flexibility to invest in our company either through Brookfield Business Corporation (NYSE, TSX:BBUC), a corporation, or Brookfield Business Partners L.P. (NYSE: BBU; TSX:BBU.UN), a limited partnership.

Brookfield Business Partners is the flagship listed vehicle of Brookfield Asset Management’s Private Equity Group. Brookfield Asset Management is a leading global alternative asset manager with approximately $750 billion of assets under management.

Investor Relations: Sara Gubins, +1 646 283 7571; sara.gubins@nielsen.com

Media Relations: Connie Kim, +1 240 274 9999; connie.kim@nielsen.com

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